CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2005-7

DERIVED INFORMATION   8/23/05

$14,500,000

Classes B-3 & B-4

Subordinate Bonds Offered

(Approximate)

$989,000,100

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Breakeven CDR Analysis

The below table displays the breakeven CDRs (i.e., the CDR where the referenced Class experiences its first writedown), the collateral loss to maturity (shown as a percentage of the initial collateral balance), the Weighted-Average Life (WAL), the first month of Principal Writedown, and the Principal Window assuming:

•

100% of the S&P Prepayment Curve (SPC)

•

Various Stresses of Forward LIBOR

•

100% Loss Severity

•

12-month lag from default to loss

•

Triggers Fail (No Stepdown)

Class B-3	Libor forward - 50			Libor forward			Libor forward +200			Libor forward +400
	100%	125%	150%	100%	125%	150%	100%	125%	150%	100%	125%	150%
	Prepay Ramp			Prepay Ramp			Prepay Ramp			Prepay Ramp
1st $ Loss CDR	3.1	2.9	2.7	3.1	2.9	2.8	2.9	2.9	3.1	2.9	3.4	3.9
Cumulative Loss to Pool	7.13%	5.32%	4.09%	7.14%	5.32%	4.24%	6.71%	5.33%	4.68%	6.71%	6.21%	5.85%
WAL	13.1	10.4	8.0	13.3	10.3	8.1	13.2	10.1	8.0	13.5	10.4	7.7
Period of 1st $ Loss	164	79	67	119	86	58	143	119	68	116	82	82
Princ Window	Aug16 - Aug35	May14 - Aug35	Apr12 - Aug35	Nov16 -Aug35	Apr14 -Aug35	May12 -Aug35	Oct16 - Aug35	Feb14 - Aug35	Apr12 - Aug35	Feb17 -Aug35	Jun14 - Aug35	Jan12 - Aug35
Gap in Princ(Y/N)	N	N	N	N	N	N	N	N	N	N	N	N

Class B-4	Libor forward - 50			Libor forward			Libor forward +200			Libor forward +400
	100%	125%	150%	100%	125%	150%	100%	125%	150%	100%	125%	150%
	Prepay Ramp			Prepay Ramp			Prepay Ramp			Prepay Ramp
1st $ Loss CDR	2.6	2.3	2.0	2.6	2.3	2.1	2.5	2.3	2.4	2.2	2.6	3.3
Cumulative Loss to Pool	6.03%	4.25%	3.04%	6.04%	4.25%	3.19%	5.82%	4.25%	3.64%	5.15%	4.79%	4.98%
WAL	12.1	9.5	7.3	12.2	9.4	7.3	12.6	9.3	7.2	12.4	9.3	7.3
Period of 1st $ Loss	206	76	60	119	83	52	88	181	65	117	94	62
Princ Window	Aug15 - Aug35	Jun13 - Aug35	Jul11 - Aug35	Oct15 -Aug35	May13 -Aug35	Aug11 -Aug35	Mar16 - Aug35	Mar13 - Aug35	Jul11 - Aug35	Dec15 - Aug35	Apr13 - Aug35	Jul11 - Aug35
Gap in Princ(Y/N)	N	N	N	N	N	N	N	N	N	N	N	N

100% S&P Prepayment Curve (SPC)

With respect to the fixed rate Mortgage Loans, 100% of the prepayment assumption (the “Fixed SPC”) describes prepayments starting at 4.00% CPR in month 1, increasing by approximately 2.27% CPR per month to 29% CPR in month 12, and remaining at 29% CPR thereafter.

With respect to the adjustable rate Mortgage Loans with initial resets occurring 24 months or less from origination, 100% of the prepayment assumption (the “ARM 2/28 SPC”) describes prepayments starting at 7.25% CPR in month 1, increasing to 55% in Month 20.  In months 20 through 30, 100% SPC for these adjustable rate Mortgage Loans assumes 55% CPR.  In month 31 and thereafter, 100% SPC for these adjustable rate Mortgage Loans is assumed to remain constant at 35%.

With respect to all other adjustable rate Mortgage Loans, 100% of the prepayment assumption (the “ARM 3/27 SPC”) describes prepayments starting at 7.25% CPR in month 1, increasing to 55% in Month 30.  In months 30 through 40, 100% SPC for these adjustable rate Mortgage Loans assumes 55% CPR.  In month 41 and thereafter, 100% SPC for these adjustable rate Mortgage Loans is assumed to remain constant at 35%.

Forward Libor Curve